Exhibit 10.6

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (this “Amendment”) is made as of the 22nd day of January, 2021 (the “Effective Date”) by and between Daniel Schneeberger, whose address is 7816 Lynchburg Drive, Austin, TX 78738 (the “Employee”) and Anebulo Pharmaceuticals, Inc. (the “Company”).

WHEREAS, the Company and Employee entered into an Employment Agreement effective July 21, 2020 (the “Original Agreement”); and

WHEREAS, the parties now desire to amend certain provisions of the Original Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Company agree as follows:

1.	Change in Control Definition. The definition of “Change in Control” is deleted in its entirety and replaced with the following:

“Change in Control” shall mean: (i) a Reorganization Event as that term is defined in the Company’s 2020 Stock Incentive Plan; or (ii) the initial listing of the Company’s common stock on a national securities exchange, which such listing raises gross proceeds of at least $15,000,000 (the “Initial Public Offering”).”

2.	No Other Amendment. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof. All references in the Original Agreement to “this Agreement” shall be deemed to refer to the Original Agreement as amended by this Amendment.

3.	Governing Law; Jurisdiction. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof. The venue of any action arising hereunder shall lie in Travis County, Texas.

4.	Section and Paragraph Headings. The section and paragraph headings in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

5.	Counterparts. This Amendment may be executed in two or more counterparts, each and all of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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This Amendment has been executed as of the date first set forth above.

Anebulo Pharmaceuticals, Inc.		Employee

By:	/s/ Joseph F. Lawler	/s/ Daniel Schneeberger
Name:	Joseph F. Lawler	Daniel Schneeberger
Title:	Director

By:	/s/ Aron English
Name:	Aron English
Title:	Director